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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 30, 1999

                                   ESAT, INC.
             (Exact name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

              SEC 0-26039                                95-0344604
       (Commission File Number)            (IRS Employer Identification Number)

        16520 Harbor Boulevard, Building G, Fountain Valley, CA 92708
        (Address of Principal Executive Office)           (Zip Code)

                                  714-418-3200
              (Registrant's Telephone Number, Including Area Code)

Item 4. Changes in Registrant's Certifying Accountant.

        The Company has dismissed Lichter & Associates as the Company's independent accountant. The dismissal was effective November 30, 1999.

        Lichter & Associates' report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified, with the following exception. The auditor's report accompanying the financial statements in Amendment No. One to Form 10 filed with the SEC on October 29, 1999, which is hereby incorporated by reference, included the following qualification: "As discussed in Note Q to the financial statements, the Company has suffered recurring losses, a decline in revenue and cash shortages. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note Q. The financial statements do not include an adjustment that might result from the outcome of this uncertainty."

        The decision to change accountants was approved by the board of directors, including the audit committee.


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        During the two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

        The new accountant is Carpenter Kuhen & Sprayberry. The date of the engagement is November 30, 1999.

        The Company did not consult with the new accountant on any matter discussed in Item 304(a)(2) of Regulation S-K.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESAT, INC.

By /s/ Michael C. Palmer

December 3, 1999